Exhibit 99.4

NUCRYST PHARMACEUTICALS CORP	+

☐	Interim Financial Statements Mark this box if you would like to receive Interim Financial Statements by mail.	☐	Annual Report Mark this box if you would like to receive the Annual Financial Statements by mail.
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Name

Apt.	Street Number	Street Name

City			Prov. / State	Postal Code / Zip Code

■	NPCQ	9 N I T E	+

9NITE03	NPCQ.BEN_IA_NPE.E.5529.PULLS/000001/000001/i

0ENNPP

Place Stamp Here
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100 University Ave. 9th Floor
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